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EXHIBIT 1.1

STEINWAY MUSICAL INSTRUMENTS, INC.
(As Issuer)

THE SELMER COMPANY, INC.
THE STEINWAY PIANO COMPANY, INC.
STEINWAY, INC.
THE O.S. KELLY CORPORATION
THE O.S. KELLY COMPANY
BOSTON PIANO COMPANY, INC.
S&B RETAIL, INC.
THE SMI TRUST
EMERSON MUSICAL INSTRUMENTS, INC.
UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
UNITED MUSICAL INSTRUMENTS USA, INC.
(As Guarantors)

$150,000,000

8 3/4% Series A Senior Notes due 2011

Purchase Agreement

April 11, 2001

UBS WARBURG LLC

$150,000,000

8 3/4% Series A Senior Notes due 2011

of STEINWAY MUSICAL INSTRUMENTS, INC.

PURCHASE AGREEMENT

April 11, 2001

UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

Dear Sirs:

    STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation (the "Company"), proposes to issue and sell to UBS Warburg LLC (the "Initial Purchaser") an aggregate of $150,000,000 in principal amount of its 8 3/4% Series A Senior Notes due 2011 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and Firstar Bank, N.A., as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Notes will be fully and unconditionally guaranteed (the "Guarantees") as to payment of principal, interest, premium, if any, and Liquidated Damages (as defined in the Indenture), if any, on an unsecured senior basis, jointly and severally, by each of the entities listed on Schedule A hereto (each, a "Guarantor" and collectively the "Guarantors"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

    On the Closing Date (as defined below), the Company will call for redemption the $110 million aggregate principal amount of The Selmer Company, Inc.'s ("Selmer") outstanding 11% Senior Subordinated Notes due 2005 (the "Redemption") as provided in the applicable indenture (the "Selmer Notes Indenture"). Pursuant to the Redemption, all of Selmer's outstanding 11% Senior Subordinated Notes will be redeemed on June 1, 2001 in accordance with the Selmer Notes Indenture.

    On the Closing Date, the Company will repay (the "Repayment") approximately $33,100,000 of the outstanding revolving portion under the Second Amended and Restated Credit Agreement among the Company, certain of the Company's subsidiaries, as borrowers and guarantors, the lenders party thereto, and GMAC Commercial Credit LLC, as Administrative Agent, dated as of September 14, 2000 (as such agreement has been amended through the date hereof, the "Credit Agreement") and reduce the aggregate maximum revolving credit commitment amount thereunder to $85,000,000.

    The Redemption, the Repayment, the offering of the Series A Notes, and the application of the net proceeds from the issuance of the Series A Notes, as provided in the Offering Memorandum (defined below), are referred to collectively herein as the "Transactions." All agreements, representations and warranties of the Company set forth in this agreement are made as of the date of this Agreement but after giving pro forma effect to the Transactions.

    1.  Offering Memorandum.  The Series A Notes will be offered and sold to the Initial Purchaser pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Guarantors have prepared a preliminary offering memorandum, dated April 4, 2001 (the "Preliminary Offering Memorandum") and a final offering memorandum, dated April 11, 2001 (the "Offering Memorandum"), relating to the Series A Notes and the Guarantees.

    Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

    "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

        (1) REPRESENTS THAT, IN CONNECTION WITH EXEMPT RESALES BY UBS WARBURG LLC (THE "INITIAL PURCHASER"), (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT,

        (2) AGREES THAT, IN CONNECTION WITH RESALES AND TRANSFERS OF THE NOTES OTHER THAN IN CONNECTION WITH EXEMPT RESALES BY THE INITIAL PURCHASER, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

        (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

    2.  Agreements to Sell and Purchase.  On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, an aggregate principal amount of $150,000,000 of Series A Notes at a purchase price equal to 97.60% of the principal amount thereof (the "Purchase Price").

    3.  Terms of Offering.  The Initial Purchaser has advised the Company that the Initial Purchaser will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchaser will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

    Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 8 3/4% Series B Senior Notes due 2011 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and the Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use their best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

    4.  Delivery and Payment.

    (a)  Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on April 19, 2001 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchaser and the Company in writing. The time and date of such delivery and the payment for the Series A Notes are herein called the "Closing Date."

    (b)  One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchaser (or as the Initial Purchaser directs) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchaser of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

    5.  Agreements of the Company and the Guarantors.  Each of the Company and the Guarantors hereby agrees with the Initial Purchaser as follows:

      (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company and the Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

      (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchaser's compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

      (c) During such period as in the opinion of counsel for the Initial Purchaser an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser and in connection with market-making activities of the Initial Purchaser for so long as any Series A Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

      (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchaser, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies thereof as the Initial Purchaser may reasonably request.

      (e) Prior to the sale of all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

       (f) So long as the Notes are outstanding, (i) to mail or make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail or make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

      (g) So long as the Notes are outstanding, to furnish to the Initial Purchaser as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchaser may reasonably request.

      (h) So long as any of the Series A Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

       (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Series A Notes to the Initial Purchaser and pursuant to Exempt Resales, and all other fees and expenses of the Company in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchaser and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchaser in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes and the Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System—PORTAL ("PORTAL"), (vii) the reasonable fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, and (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement.

       (j) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

      (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

       (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Guarantees (other than (i) the Notes and the Guarantees, (ii) commercial paper issued in the ordinary course of business and (iii) the redemption of The Selmer Company, Inc.'s outstanding 11% Senior Subordinated Notes due 2005) without the prior written consent of the Initial Purchaser.

      (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchaser or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

      (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Guarantees.

      (o) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes and Guarantees thereof registered pursuant to the Act to be offered in exchange for the Series A Notes and the Guarantees thereof and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

      (p) To comply with all of its agreements set forth in the Registration Rights Agreement.

      (q) To complete the Redemption on the terms described in the Offering Memorandum.

      (r) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Guarantees.

    6.  Representations, Warranties and Agreements of the Company and the Guarantors.  As of the date hereof, each of the Company and the Guarantors represents and warrants to, and agrees with, the Initial Purchaser that:

      (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein. The parties hereto acknowledge that for purposes of this Agreement, including this Section 6(a) and Section 8 hereof, the only information furnished to the Company and the Guarantors in writing by the Initial Purchaser expressly for use in the Offering Memorandum is the information set forth (i) on the cover page of the Offering Memorandum with respect to the price of the Notes, (ii) the first paragraph on page i concerning stabilization by the Initial Purchaser, (iii) the third and sixth paragraphs on page 92 concerning offering the Notes for resale by the Initial Purchaser, (iv) the seventh paragraph on page 92 and the carry-over paragraph on page 93 concerning market-making by the Initial Purchaser, (v) the second full paragraph on page 93 concerning stabilization by the Initial Purchaser, and (vi) the third full paragraph on page 93 concerning the affiliation of the Initial Purchaser and its affiliates with the Company and its affiliates and certain other matters. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

      (b) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not (x) have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (y) adversely affect the ability of the Company and the Guarantors to issue the Notes or the Guarantees or (z) adversely affect the validity of this Agreement or the other Operative Documents or otherwise adversely affect the consummation of any of the Transactions (any of the events set forth in clauses (x), (y), or (z), a "Material Adverse Effect").

      (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

      (d) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock or other equity interests of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive or similar rights, and are owned by the Company, directly or indirectly through one or more subsidiaries. All of the outstanding shares of capital stock or other equity interests of each of the Company's subsidiaries listed on Schedule A are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"), other than the pledge of certain of such shares to secure the obligations under the Credit Agreement.

      (e) This Agreement has been duly authorized and validly executed and delivered by the Company and each of the Guarantors.

       (f) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, to the Company's knowledge, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. On the Closing Date, the Indenture will conform in all material respects to the description thereof contained in the Offering Memorandum.

      (g) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform in all material respects to the description thereof contained in the Offering Memorandum.

      (h) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

       (i) The Guarantee to be endorsed on the Series A Notes by each Guarantor has been duly authorized by each such Guarantor and, on the Closing Date, and will have been executed and delivered by each such Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Guarantees to be endorsed on the Series A Notes will conform in all material respects to the description thereof contained in the Offering Memorandum.

       (j) The Guarantee to be endorsed on the Series B Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Guarantees to be endorsed on the Series B Notes will conform in all material respects to the description thereof in the Offering Memorandum.

      (k) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

       (l) The Redemption has been duly authorized by the Company, and, on or prior to the Closing Date, the Company will deliver to the Initial Purchaser a true and correct copy of the form of notice of redemption that will be sent to the holders of the Selmer Company, Inc.'s 11% Senior Subordinated Notes due 2005 in accordance with the applicable indenture.

      (m) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational documents.

      (n) Neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, the effect of which would have a Material Adverse Effect.

      (o) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other organizational documents of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

      (p) Except as disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

      (q) Neither the Company nor any of its subsidiaries has violated or has received any communication, whether from a governmental authority, employee or otherwise, that alleges any violation of any foreign, federal, state or local law or regulation relating to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      (r) Except as disclosed in the Offering Memorandum or as would not, singly or in the aggregate, have a Material Adverse Effect on the Company or any of its subsidiaries or otherwise require disclosure if it were a registration statement filed on Form S-1 under the Act, (i) neither the Company nor any of its subsidiaries has been or is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of the environment, natural resources and human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority or otherwise, alleging any such violation; (iii) there is no pending or, to the knowledge of the Company, threatened claim, action, notice or, to the knowledge of the Company, investigation by any person or entity alleging potential liability of the Company or any of its subsidiaries (or, to the knowledge of the Company, against any person or entity for whose acts or omissions the Company or any of its subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); (iv) there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any Environmental Claim; and (v) the Company and its subsidiaries have included within their financial statements, in accordance with GAAP, appropriate provisions and reserves relating to costs and expenditures known or reasonably anticipated to be required under Environmental Laws.

      (s) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other t  bunals as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       (t) The accountants, Deloitte & Touche LLP, that have audited the Company's financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum, are independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange Act. The historical financial statements of the Company, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

      (u) The historical financial statements, together with related schedules and notes, forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

      (v) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

      (w) Subject to the risks and limitations described in the Offering Memorandum, the industry, statistical and market-related data included in the Offering Memorandum, to the best knowledge of the Company and each of the Guarantors, is true and accurate in all material respects and is based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate.

      (x) None of the Company or any of its subsidiaries is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

      (y) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor or to require the Company or such

  Guarantor to include such securities with the Notes and Guarantees registered pursuant to any Registration Statement.

      (z) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

     (aa) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any negative change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

     (bb) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (cc) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

     (dd) Each of the Company and its subsidiaries has good and marketable title in fee simple to those certain real properties listed as "owned properties" in the Offering Memorandum, which are all of the material properties owned by the Company and its subsidiaries, and good and marketable title to all intangible and personal property owned by it which is material to the business of the Company and its subsidiaries, as applicable, in each case free and clear of all Liens and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

     (ee) Each of the Company and its subsidiaries owns or has the right to use all patents, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, "intellectual property") it currently uses in connection with the business it now operates; and neither the Company nor any of its subsidiaries has received any claim or notice of, or has reason to believe that there are good grounds for a claim of, infringement of or conflict with asserted rights of others with respect to the Company's, the Guarantors' and each of their respective subsidiaries' use of any intellectual property or the conduct of their business which, singly or in the aggregate, if the subject of any unfavorable settlement, decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect.

      (ff) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not reasonably be expected to have a Material Adverse Effect.

     (gg) Except as disclosed in the Offering Memorandum or incorporated by reference therein, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

     (hh) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect.

      (ii) Except as would not, singly or in the aggregate result in a Material Adverse Effect, the Company and each of its subsidiaries has been and is in material compliance with all federal, state and local laws and regulations relating to labor and employment.

      (jj) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (kk) All material Tax returns required to be filed by the Company and each of its subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP. There are no proposed, material Tax assessments against the Company or any of its subsidiaries, other than those being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of any material Tax liability for any Taxable period not finally determined are adequate to meet any assessments of

  Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all United States federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

      (ll) All indebtedness of the Company and the Guarantors that will be repaid with the proceeds of the issuance and sale of the Series A Notes was incurred, and the indebtedness represented by the Series A Notes is being incurred, for proper purposes and in good faith and each of the Company and the Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) able to pay their respective debts as they mature.

    (mm) When the Series A Notes and the Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

     (nn) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

     (oo) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

     (pp) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes or the Guarantees.

     (qq) To the Company's knowledge, the Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

      (rr) To the Company's knowledge, the sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

      (ss) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

      (tt) Each of the Company and the Guarantors is a "reporting issuer," as defined in Rule 902 under the Act.

     (uu) No registration under the Act of the Series A Notes or the Guarantees is required for the sale of the Series A Notes and the Guarantees to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in Section 7 hereof.

     (vv) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Series A Notes or the Guarantees, or suspends the sale of the Series A Notes or the Guarantees in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Series A Notes or the Guarantees in any jurisdiction referred to in Section 5(e).

    (ww) Each certificate signed by any officer of the Company or any Guarantor and delivered in connection with the Transactions to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchaser as to the matters covered thereby.

    The Company acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

    7.  Initial Purchaser's Representations and Warranties.  The Initial Purchaser represents and warrants to, and agrees with, the Company and the Guarantors that:

      (a) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

      (b) The Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only (x) to purchasers whom the Initial Purchaser reasonably believes are QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

      (c) The Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

      (d) The Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from Eligible Purchasers that (A) the Initial Purchaser reasonably believes are QIBs and (B) are Regulation S Purchasers.

      (e) The Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged and will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Guarantees.

       (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

      (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

      (h) The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a person that is a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as are permitted by, and that include the statements required by, Regulation S.

       (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(b)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

    "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Institutional "Accredited Investors" (as defined in Rule 501(a)(1),(2), (3) or (7) of Regulation D under the Securities Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

    The Initial Purchaser acknowledges that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

    8.  Indemnification.

    (a)  The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the Preliminary Offering Memorandum provided by the Company or any Guarantor to any holder or prospective purchaser of Series A Notes or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Company by such Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver an Offering Memorandum (as then amended or supplemented, provided by the Company or any Guarantor to the Initial Purchaser in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Memorandum.

    (b)  The Initial Purchaser agrees to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchaser but only with reference to information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

    (c)  In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchaser shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by UBS Warburg LLC, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel, together with reasonably detailed documentation (in any case where such fees and expenses are at the expense of the indemnifying party), and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

    (d)  To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchaser bear to the total price to investors of the Series A Notes, in each case as set forth on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Guarantors, and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (e)  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    9.  Conditions of Initial Purchaser's Obligations.  The obligations of the Initial Purchaser to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

      (a) All the representations and warranties of the Company and the Guarantors, contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date.

      (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended negative change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

      (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any adverse change or any adverse development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any adverse change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in the Initial Purchaser's judgment, is material and adverse and, in the Initial Purchaser's judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

      (d) The Initial Purchasers shall have received on the Closing Date (i) a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company and each of the Guarantors, confirming the matters set forth in Sections 6(bb), 9(a) and 9(b) and stating that the Company and each of the Guarantors has complied in all material respects with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date; and (ii) a certificate dated the Closing Date, signed by the President and Chief Financial Officer of the Company and an executive officer and a financial officer of each of the Guarantors, stating that the industry, statistical and market-related data included in the Offering Memorandum has been reviewed by such persons and, to the best knowledge of such persons, subject to the risks and limitations described in the Preliminary Offering Memorandum and the Offering Memorandum, is true and accurate in all material respects and is based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate, which certificate shall be in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

      (e) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory to the Initial Purchaser and counsel for the Initial Purchaser), dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company and certain of the Guarantors substantially in the form of Annex A attached hereto.

       (f) The Initial Purchaser shall have received on the Closing Date an opinion (in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser), dated the Closing Date, of Dennis Hanson, General Counsel to the Company, to the effect set forth in Annex B.

      (g) The Initial Purchaser shall have received on the Closing Date an opinion (each in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser), dated the Closing Date, of Baker & Hostetler LLP, counsel for The O.S. Kelly Company, and Baker & Daniels, counsel for United Musical Instruments Holdings, Inc. and United Musical Instruments USA, Inc., to the effect set forth in Annexes C and D, respectively.

      (h) The Initial Purchaser shall have received on the Closing Date an opinion (in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser), dated the Closing Date, of Fish & Richardson, intellectual property counsel for the Company, to the effect set forth in Annex E.

       (i) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser.

       (j) The Initial Purchaser shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchaser from Deloitte & Touche LLP independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum.

      (k) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

       (l) The Initial Purchaser shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee.

      (m) The Company and the Guarantors shall have executed the Registration Rights Agreement and the Initial Purchaser shall have received an original copy thereof, duly executed by the Company and the Guarantors.

      (n) On or prior to the Closing Date, Selmer shall have mailed the notice required in connection with the Redemption.

      (o) Neither the Company nor the Guarantors shall have failed at or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantors, as the case may be, at or prior to the Closing Date.

      (p) Since the date hereof, there shall not have occurred any material adverse change or any material adverse development involving or concerning the Company's Chairman of the Board (as of the date hereof) which, in the sole discretion of the Initial Purchaser, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

      (q) Prior to the Closing Date, the Company and the Guarantors shall have obtained consents and waivers in connection with and amendments to the Credit Agreement relating to the Transactions satisfactory to the Initial Purchaser, in their sole discretion.

      (r) Prior to the Closing Date, Selmer and the guarantors party to the Selmer Notes Indenture and the trustee thereunder shall have executed a supplemental indenture to the Selmer Notes Indenture satisfactory to the Initial Purchaser, in its sole discretion.

    10.  Effectiveness of Agreement and Termination.  This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

    This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchaser by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchaser's judgment, is material and adverse and, in the Initial Purchaser's judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchaser's opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchaser's opinion has a material adverse effect on the financial markets in the United States.

    11.  Miscellaneous.  Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, MA 02453, Attention: Dennis Hanson, and (ii) if to the Initial Purchaser,

to UBS Warburg LLC, 1999 Avenue of the Stars, 15th Floor, Los Angeles, California 90067, Attention: Lee Ann Gliha, or in any case to such other address as the person to be notified may have requested in writing.

    The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of the Initial Purchaser, any person controlling the Initial Purchaser, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

    Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchaser, the Initial Purchaser's directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase.

    This Agreement shall be governed and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

    This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

    Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchaser.

Very truly yours,
THE COMPANY:
STEINWAY MUSICAL INSTRUMENTS, INC.
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: President and Chief Executive Officer
THE GUARANTORS:
THE SELMER COMPANY, INC.
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Executive Vice President
THE STEINWAY PIANO COMPANY, INC.
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Executive Vice President
STEINWAY, INC.
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Executive Vice President
THE O.S. KELLY CORPORATION
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Executive Vice President
THE O.S. KELLY COMPANY
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Executive Vice President

BOSTON PIANO COMPANY, INC.
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Executive Vice President
S&B RETAIL, INC.
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Executive Vice President
THE SMI TRUST
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Trustee
EMERSON MUSICAL INSTRUMENTS, INC.
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Executive Vice President
UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Executive Vice President
UNITED MUSICAL INSTRUMENTS USA, INC.
By:	/s/ Dana D. Messina Name: Dana D. Messina Title: Executive Vice President
UBS WARBURG LLC
By:	/s/ William Baumgart Name: William Baumgart Title: Executive Director

SCHEDULE A

Guarantors

THE SELMER COMPANY, INC.
THE STEINWAY PIANO COMPANY, INC.
STEINWAY, INC.
THE O.S. KELLY CORPORATION
THE O.S. KELLY COMPANY
BOSTON PIANO COMPANY, INC.
S&B RETAIL, INC.
THE SMI TRUST
EMERSON MUSICAL INSTRUMENTS, INC.
UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
UNITED MUSICAL INSTRUMENTS USA, INC.

SCHEDULE B

Subsidiaries

The Selmer Company, Inc.
The Steinway Piano Company, Inc.
Steinway, Inc.
The O.S. Kelly Corporation
The O.S. Kelly Company
Steinway & Sons
Boston Piano Company, Inc.
S&B Retail, Inc.
The SMI Trust
Emerson Musical Instruments, Inc.
Vincent Bach International, Inc.
Steinway & Sons Japan, Ltd. Japan
Boston Piano GmbH
Hermann Kluge GmbH & Co.
Hermann Kluge Betellguings-gesellschatt mgH
Bohn Claviaturen GmbH & Co. KG
Bona Sp. z o.o Wilnow Poland
Pianohaus Karl Lang, GmbH
United Musical Instruments Holdings, Inc.
United Musical Instruments USA, Inc.
United Musical Instruments VI, Inc.
UMI Austria GmbH

EXHIBIT A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

Dated as of April 19, 2001
by and among

Steinway Musical Instruments, Inc.
(As Issuer)

The Selmer Company, Inc.
The Steinway Piano Company, Inc.
Steinway, Inc.
The O.S. Kelly Company
The O.S. Kelly Corporation
Boston Piano Company, Inc.
S&B Retail, Inc.
The SMI Trust
Emerson Musical Instruments, Inc.
United Musical Instruments Holdings, Inc.
United Musical Instruments USA, Inc.

(As Guarantors)

and

UBS Warburg LLC
(As Initial Purchaser)

$150,000,000

8 3/4% Series A Senior Notes Due 2011

    This Registration Rights Agreement (this "Agreement") is made and entered into as of April 19, 2001, by and among Steinway Musical Instruments, Inc., a Delaware corporation (the "Company"), The Selmer Company, Inc., a Delaware corporation, The Steinway Piano Company, Inc., a Delaware corporation, Steinway, Inc., a Delaware corporation, The O.S. Kelly Company, an Ohio corporation, The O.S. Kelly Corporation, a Delaware corporation, Boston Piano Company, Inc., a Massachusetts corporation, S&B Retail, Inc., a Delaware corporation, The SMI Trust, a Massachusetts business trust, Emerson Musical Instruments, Inc., a Delaware corporation, United Musical Instruments Holdings, Inc., an Indiana corporation, and United Musical Instruments USA, Inc., an Indiana corporation (the "Guarantors"), and UBS Warburg LLC (the "Initial Purchaser"), who has agreed to purchase the Company's 8 3/4% Series A Senior Notes due 2011 (the "Series A Notes") pursuant to the Purchase Agreement (as defined below).

    This Agreement is made pursuant to the Purchase Agreement, dated April 11, 2001, (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 3 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them the Indenture, dated April 19, 2001, between the Company and Firstar Bank, N.A., as Trustee, relating to the Series A Notes and the Series B Notes (the "Indenture").

    The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

    As used in this Agreement, the following capitalized terms shall have the following meanings:

    Act:  The Securities Act of 1933, as amended.

    Affiliate:  As defined in Rule 144 of the Act.

    Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

    Business Day:  Each Monday, Tuesday, Wednesday, Thursday, and Friday, which is not a day on which banking institutions in New York, New York are authorized or obligated bylaw or executive order to close.

    Certificated Securities:  Definitive Notes, as defined in the Indenture.

    Closing Date:  The date hereof.

    Commission:  The Securities and Exchange Commission.

    Consummate:  An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar tinder the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

    Consummation Deadline:  As defined in Section 3(b) hereof.

    Effectiveness Deadline:  As defined in Section 3(a) and 4(a) hereof.

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    Exchange Act:  The Securities Exchange Act of 1934, as amended.

    Exchange Offer:  The exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by such Holders in connection with such exchange and issuance.

    Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

    Filing Deadline:  As defined in Sections 3(a) and 4(a) hereof.

    Holders:  As defined in Section 2 hereof.

    Prospectus:  The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

    Recommencement Date:  As defined in Section 6(d) hereof

    Registration Default:  As defined in Section 5 hereof.

    Registration Statement:  Any registration statement of the Company and the Guarantors relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

    Regulation S:  Regulation S promulgated under the Act.

    Rule 144:  Rule 144 promulgated under the Act.

    Series B Notes:  The Company's 8 3/4% Series B Senior Notes due 2011 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

    Shelf Registration Statement:  As defined in Section 4 hereof.

    Suspension Notice:  As defined in Section 6(d) hereof.

    TIA:  The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-776bbb) as in effect on the date of the Indenture.

    Transfer Restricted Securities:  Each Series A Note, until the earliest to occur of (a) the date on which such Series A Note is exchanged in the Exchange Offer for a Series B Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Series A Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Series B Notes), or (c) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act (and purchasers thereof have been issued Series B Notes) and each Series B Note until the date on which such Series B Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

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SECTION 2.  HOLDERS

    A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3.  REGISTERED EXCHANGE OFFER

    (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date (such 60th day being the "Filing Deadline"), (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date (such 150th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and (ii) resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

    (b) The Company and the Guarantors shall use their respective best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use the irrespective best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter (such 301 day being the "Consummation Deadline").

    (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

    Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Actin connection with its

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initial sale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, the Company and Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Company and the Guarantors agree to use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current, as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4.  SHELF REGISTRATION

    (a)  Shelf Registration.  If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall:

      (x) cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), relating to all Transfer Restricted Securities, and

      (y) shall use their respective best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Filing Deadline for the Shelf Registration Statement (such 120th day the "Effectiveness Deadline").

    If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

    To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their respective best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of

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this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

    (b)  Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act (and such other information as may be required form time to time under the Act) for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.  LIQUIDATED DAMAGES

    If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose during the two-year period following the Closing Date (or such other period any such Registration Statement is required to be effective hereunder) without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

    All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the company and the

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Guarantors to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

    (a)  Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective best efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

       (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

      (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

      (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the

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  Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

    (b)  Shelf Registration Statement.  In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

       (i) comply with all the provisions of Section 6(c) below and use their respective best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

      (ii) issue, upon the request of any Holder or purchaser of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Series B Notes on the Shelf Registration Statement for this purpose and issue the Series B Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

    (c)  General Provisions.  In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

       (i) use their respective best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective best efforts to cause such amendment to be declared effective as soon as practicable;

      (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Actin a timely manner; and comply with the provisions of the Act with

8

  respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

      (iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

      (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (v) furnish to each Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof a Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

      (vi) subject to reasonable confidentiality procedures, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide, upon request, copies of such document to each Holder in connection with such exchange or sale, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such

9

  document prior to the filing thereof as such Holders may reasonably request; provided that the Company shall reasonably and in good faith designate in writing such information that is confidential;

     (vii) subject to reasonable confidentiality procedures, make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided that the Company shall reasonably and in good faith designate in writing such information that is confidential;

     (viii) if reasonably requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities and the use of the Registration Statement or Prospectus for market making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

      (ix) furnish, upon request, to each Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

      (x) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use On accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

      (xi) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such customary representations and warranties and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company and the Guarantors shall:

        (A) upon request of any Holder, furnish (or in the case of paragraphs (2) and (3), use its best efforts to cause to be furnished) to each Holder, upon the effectiveness of the Shelf Registration Statement:

          (1) (i) a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in Sections 6(bb), 9(a) and 9(b) of the Purchase Agreement and such other similar matters as such Holders may reasonably request, and (ii) a certificate dated such date, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor stating that the industry, statistical and market-

10

      related data, if any, included in the Registration Statement have been reviewed by such persons and, to the best knowledge of such persons, subject to the risks and limitations described in the Registration Statement, is true and accurate in all material respects, which certificate shall be in the same form as the certificate delivered upon closing of the transactions contemplated by the Purchase Agreement;

          (2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company and the Guarantors covering matters similar to those set forth in paragraph (e) of Section 9 of the Purchase Agreement and such other matter as such Holder may reasonably request; and

          (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(g) of the Purchase Agreement and

        (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

     (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

     (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing such securities to be sold not bearing any restrictive legends; and to register such securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

     (xiv) use their respective best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

     (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

     (xvi) otherwise use their respective best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement

11

  meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

    (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

    (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

    (d)  Restrictions on Holders.  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7.  REGISTRATION EXPENSES

    (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses whether for exchanges, sales, market making or otherwise), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors; (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

    The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

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    (b) Each Holder of Transfer Restricted Securities shall pay all its own expenses, fees, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities.

SECTION 8.  INDEMNIFICATION

    (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders; provided, however, that the Company shall not be liable under this Section 8(a) to any indemnified party (as defined below) with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, claim, damage, liability or judgment resulted from the fact that such indemnified party, in contravention of a requirement of applicable law, sold Transfer Restricted Securities to a person to whom such indemnified party failed to send or give, on or prior to the closing date of such sale, a copy of the Prospectus, as then amended or supplemented, if (i) the Company has previously furnished copies thereof (sufficiently in advance of such closing date to allow for distribution by the closing date) to such indemnified party, and the loss, claim, damage, liability or judgment of such indemnified party resulted from an untrue statement or omission or a material fact contained in or omitted from the preliminary prospectus that was corrected in the Prospectus as, if applicable, amended or supplemented prior to such closing date, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by such closing date to the party or parties asserting such loss, claim, damage, liability or judgment would have constituted a defense to the claim asserted by such person.

    (b) Each Holder of Transfer Restricted agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

    (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in

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writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel, together with reasonably detailed documentation (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

    (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the

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Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

    The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.  RULE 144A and RULE 144

    The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Actin order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10.  MISCELLANEOUS

    (a)  Remedies.  The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

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    (b)  No Inconsistent Agreements.  Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

    (c)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of the Holders of 66 2/3% of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

    (d)  Third Party Beneficiary.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

    (e)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

       (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

     (ii) if to the Company or the Guarantors:

      Steinway Musical Instruments, Inc.
      800 South Street, Suite 305
      Waltham, MA 02453
      Telecopier No.: (781) 894-9803
      Attention: Dennis Hanson

With a copy (which shall not constitute notice) to:

      Milbank, Tweed, Hadley & McCloy LLP
      601 S. Figueroa, 30th Floor
      Los Angeles, CA 90017
      Telecopier No.: (213) 629-5063
      Attention: Neil J Wertlieb, Esq.

    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

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    Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

    Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to UBS Warburg LLC (in the form attached hereto as Exhibit A).

    (f)  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

    (g)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (h)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (i)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

    (j)  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    (k)  Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Steinway Musical Instruments, Inc.
Name: Title:
The Selmer Company, Inc.
Name: Title:
The Steinway Piano Company, Inc.
Name: Title:
Steinway, Inc.
Name: Title:
The O.S. Kelly Company
Name: Title:
The O.S. Kelly Corporation
Name: Title:
Boston Piano Company, Inc.
Name: Title:
S&B Retail, Inc.
Name: Title:

The SMI Trust
Name: Title:
Emerson Musical Instruments, Inc.
Name: Title:
United Musical Instruments Holdings, Inc.
Name: Title:
United Musical Instruments USA, Inc.
Name: Title:
UBS Warburg LLC
Name: Title:

EXHIBIT A

NOTICE OF FILING OF
A/B EXCHANGE OFFER REGISTRATION STATEMENT

To:	UBS Warburg LLC 1999 Avenue of the Stars, 151 Floor Los Angeles, California 90067 Attention: Lee Ann Gliha,
From:	Steinway Musical Instruments, Inc.
Date:	, 20
Re: 8 3/4% Senior Notes due 2011

    For your information only (NO ACTION REQUIRED):

    Today,                  , 20    , we filed [an A/B Exchange Registration Statement/a Shelf Registration Statement] with the Securities and Exchange Commission. We currently expect this registration statement to be declared effective within    business days of the date hereof.

ANNEX A

April    , 2001

UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

      Re:    Steinway Musical Instruments, Inc.—$150,000,000 Aggregate Principal
                Amount of [  ]% Series A Senior Notes Due 2011

    Ladies and Gentlemen:

    We have acted as special counsel to Steinway Musical Instruments, Inc., a Delaware corporation (the "Company"), in the preparation of an Offering Memorandum dated as of April     , 2001 (the "Offering Memorandum") in connection with the issue and sale by the Company to you of $150,000,000 aggregate principal amount of      % Series A Senior Notes due 2011 of the Company (the "Series A Notes") pursuant to the Purchase Agreement dated as of April    , 2001 (the "Purchase Agreement") by and among the Company, as Issuer, UBS Warburg LLC (the "Initial Purchaser"), The Selmer Company, Inc., a Delaware corporation ("Selmer"), The Steinway Piano Company, Inc., a Delaware corporation ("Steinway Piano"), Steinway, Inc., a Delaware corporation ("Steinway"), The O.S. Kelly Corporation, a Delaware corporation ("O.S. Kelly Corp."), The O.S. Kelly Company, an Ohio corporation ("O.S. Kelly Co."), Boston Piano Company, Inc, a Massachusetts corporation ("Boston Piano"), S&B Retail, Inc., a Delaware corporation ("S&B"), The SMI Trust, a Massachusetts business trust ("SMI Trust"), Emerson Musical Instruments, Inc., a Delaware corporation ("EMI"), United Musical Instruments Holdings, Inc, a Delaware corporation ("UMI Holdings"), and United Music Instruments USA, Inc., an Indiana corporation ("UMI USA", and collectively with Selmer, Steinway Piano, Steinway, O.S. Kelly Corp., O.S. Kelly Co., Boston Piano, S&B, SMI Trust, EMI and UMI Holdings, the "Guarantors"; Selmer, Steinway Piano, Steinway, O.S. Kelly Corp., S&B, EMI and UMI Holdings are collectively referred to as the "Delaware Guarantors"; and O.S. Kelly Co., Boston Piano, SMI Trust and UMI USA are collectively referred to as the "Non-Delaware Guarantors"). The Series A Notes are to be issued under an indenture dated as of April 2001 (the "Indenture") by and among the Company, each of the Guarantors and Firstar Bank, National Association, as Trustee (the "Trustee").

    This letter is being delivered pursuant to Section 9(e) of the Purchase Agreement. Capitalized terms used but not otherwise defined herein have the same meanings as set forth in the Purchase Agreement.

    For purposes of the opinions expressed below, we have examined (i) the charter and bylaws of the Company and each of the Guarantors, minutes of meetings and unanimous consents of their respective boards of directors and stockholders, (ii) the Offering Memorandum, (iii) the Purchase Agreement, the Guarantees, the Registration Rights Agreement and the Indenture (collectively, the "Operative Documents"), (iv) specimen forms of the Series A Note and the Series B Note and (v) such corporate records of the Company and each of the Delaware Guarantors, certificates of public officials and of officers of the Company and each of the Guarantors and such other documents as we have deemed necessary for the purpose of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the authentic original documents of all documents submitted to us as copies and, in the case of documents executed prior to the date of this opinion letter, the absence of any course of conduct that would alter the terms of any such documents as reviewed by us. When relevant facts were not independently established, we have relied upon written statements of governmental officials and upon representations made in or pursuant to the Purchase Agreement, Indenture and certificates of the Company and each of the Guarantors and their respective officers.

    We have assumed (i) that each party to the documents referred to in this opinion letter (except, to the extent set forth below, as to the Company and the Delaware Guarantors) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) that each such party (except, to the extent set forth below, as to the Company and the Delaware

Guarantors) has the power (corporate or other) to execute, deliver and perform such documents and to issue their respective obligations and to borrow or guarantee funds under such documents and (iii) that(except, to the extent set forth below, as to the Company and the Guarantors) all such documents have been duly authorized by, have been (or, in the case of the Series B Notes, will be) duly executed and delivered by, and constitute the legal, valid, binding and enforceable obligation of, all such parties to such documents. We note that issues with respect to the organization, authorization, execution and delivery of certain of the documents referred to in this opinion letter have been addressed in opinions to you by Baker & Hostetler LLP, Baker & Daniels, and Dennis M. Hanson, general counsel of the Company.

    Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth below, and having also considered such questions of law as we have deemed relevant for the purposes of the opinions expressed below, it is our opinion that:

       (i) The Company and each of the Delaware Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Company and each of the Delaware Guarantors has the corporate power to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

      (ii) The Company is duly qualified as a foreign corporation and in good standing in the states of Illinois, Indiana, Massachusetts, New York, New Jersey and Ohio. Selmer is duly qualified as a foreign corporation and in good standing in the states of Illinois, Indiana, North Carolina and Ohio. Steinway is duly qualified as a foreign corporation and in good standing in the state of New York. S&B is duly qualified as a foreign corporation and in good standing in the state of New Jersey. EMI is duly qualified as a foreign corporation and in good standing in the state of Indiana. UMI Holdings is duly qualified as a foreign corporation and in good standing in the state of Indiana.

      (iii) All of the outstanding shares of capital stock of each of the Delaware Guarantors have been duly and validly authorized and issued, and are fully paid and nonassessable, and are owned of record by one or more of the Company and the Guarantors.

      (iv) The Company and each of the Delaware Guarantors has duly authorized, executed and delivered each of the Purchase Agreement, the Registration Rights Agreement and the Indenture to which it is a party. The Company and each of the Delaware Guarantors has duly authorized the Series A Notes, the Series B Notes and the Guarantees thereon.

      (v) The Series A Notes, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as such enforceability is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

      (vi) The Series B Notes, when executed and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the offer to exchange the Series A Notes for Series B Notes for cancellation of the Series A Notes by the holders thereof (the "Exchange Offer"), will be legally valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as such enforceability is subject to the application of general principles of equity (regardless

2

  of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

     (vii) The Guarantees on the Series A Notes, when executed in accordance with the terms of the Indenture, will be legally valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as such enforceability is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

     (viii) The Guarantees on the Series B Notes, when executed in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer against tender of the Guarantees for cancellation thereof by the holders thereof, will be legally valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as such enforceability is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

      (ix) The Indenture, constitutes a legally valid and binding agreement of the Company and the Guarantors, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as such enforceability is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

      (x) The Registration Rights Agreement, will be a legally valid and binding agreement of the Company and the Guarantors, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as such enforceability is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

      (xi) The terms of the Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Memorandum. The descriptions under the captions "The Refinancing," "Business-Environmental Matters," "Description of Credit Facility," "Description of Notes" and "Plan of Distribution" in the Offering Memorandum, of statutes, contracts and other documents are accurate in all material respects.

     (xii) The discussion set forth in the Offering Memorandum under the caption "United States Federal Tax Consequences to Non-U.S. Holders" constitutes a fair and accurate summary of the United States federal tax consequences to Non-U.S. Holders who purchase Notes pursuant to the Offering.

     (xiii) No registration under the Securities Act of 1933, as amended (the "Act"), of the Notes is required for the sale of the Notes to you in accordance with the Purchase Agreement or for

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  Exempt Resales and, prior to the consummation of the Exchange Offer or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), assuming (a) that Eligible Purchasers buy the Notes in Exempt Resales, (b) the accuracy of the representations of the Initial Purchaser in Section 7 of the Purchase Agreement and the representations of the Company and each of the Guarantors in the Purchase Agreement, (c) compliance by the Initial Purchaser with the agreements set forth in Section 7 of the Purchase Agreement, (d) the accuracy of the representations made by each Eligible Purchaser who purchases Notes pursuant to an Exempt Resale, and (e) that the Initial Purchaser delivers, or causes a person acting of on its behalf to deliver, promptly a copy of the Offering Memorandum and any supplement or amendment to the Offering Memorandum to each Eligible Purchaser purchasing Notes from the Initial Purchaser.

     (xiv) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency or body of the United States or the State of New York is required on the part of the Company for the execution and delivery by the Company and each of the Guarantors of, and performance by each of the Company and each of the Guarantors of its respective obligations under, the Operative Documents to which it is a patty, except as may be required under the Act, the TIA, and such as may be required by state securities or blue sky laws and regulations of any jurisdiction or such as may be required by the National Association of Securities Dealers.

     (xv) The execution and delivery by each of the Company and the Guarantors of, and the performance by each such person of its respective obligations under, the Operative Documents to which it is a party, and the issuance and sale of the Notes (including the Guarantees), will not result in a breach or violation of, or constitute a default under (or event that with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the imposition of a Lien on any properties of the Company or the Guarantors or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Company or the Guarantors, (ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other similar agreement or instrument or any judgment, order or decree of any court or governmental agency or body to which the Company or the Guarantors are a party or by which any of them or their respective properties are bound and in each case identified as such to us by an officer of the Company and which is listed on Schedule A hereto, or (iii) any statute or regulation of the United States or the State of New York applicable to the Company or the Guarantors.

     (xvi) Neither the Company nor any of the Delaware Guarantors will, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, be required. to register as an "investment company" under the Investment Company Act of 1940, as amended.

    (xvii) Neither the charter or bylaws of the Company or any Delaware Guarantor nor any document identified on Schedule A hereto gives to any holders of securities (other than the Series A Notes) of the Company or any Delaware Guarantor rights to the registration of such securities that would result from the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement.

    (xviii) The Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Securities and Exchange Commission applicable to an indenture which is qualified thereunder.

    In addition, we advise you that, to our actual knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Guarantors except for actions, suits or proceedings which are

4

either disclosed in the Offering Memorandum or, if not so disclosed in the Offering Memorandum, would not, individually or in the aggregate with all such other actions, suits and proceedings, have, if adversely determined, a material adverse effect on the Company and its subsidiaries considered as one enterprise. In connection with the foregoing statements, the phrase "to our actual knowledge" means that we have made inquiry of the attorneys currently with our firm who have acted for the Company and the Guarantors within the last year as to their current actual knowledge of any such action, suit or proceeding and, as to any such action, suit or proceeding in which we are representing the Company and its subsidiaries, as to their assessment if one is possible, of an unfavorable outcome, that we have made inquiry of responsible officers of the Company and inquiry of the attorneys who, the Company has informed us, represent the Company and the Delaware Guarantors in such matters as to the existence of any other actions, suits or proceedings pending or threatened against the Company or any of the Delaware Guarantors and as to the status of any such other actions, suits or such proceedings, that we have relied upon, without independent investigation, the information provided by such officers and attorneys and their respective assessments as to probability of an unfavorable outcome and the materiality of such matters. We have not conducted a search of the court records in any jurisdiction nor have we otherwise investigated the litigation records on affairs of the Company and the Delaware Guarantors, and no inference as to our knowledge should be drawn from our representation of the Company and the Delaware Guarantors.

    As special counsel for the Company and the Delaware Guarantors, we have participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent certified public accountants for the Company and the Guarantors, representatives and counsel to the Initial Purchaser in connection with the preparation of the Offering Memorandum and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements and do not assume any responsibility for the accuracy, completeness or fairness of any statements contained in the Offering Memorandum.

    On the basis of the information made available to us in the course of the foregoing, we confirm that we do not believe the Offering Memorandum, as of the date of the Offering Memorandum and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to the financial statements and other financial or statistical information included in the Offering Memorandum.

    The foregoing opinions are subject to the following comments and qualifications:

  (A)
  The enforceability of provisions of the Registration Rights Agreement providing for indemnification may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities or other laws and the public policy underlying such laws and (ii) the release of a party against liability for its own wrongful or negligent acts under certain circumstances.

  (B)
  The enforceability of provisions of the Indenture to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

  (C)
  We express no opinion as to the effect of the laws of any jurisdiction that limit interest, fees or other charges that may be imposed under the Indenture and the Notes.

  (D)
  Without limiting the generality of the enforceability exceptions set forth in the opinions above, with respect to the opinions set forth in paragraphs (vii), (viii) and (ix) above relating to the Guarantees by the Guarantors, we express no opinion as the applicability of Section 548 of

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    the Bankruptcy Code or Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations.

  (E)
  We express no opinion as to the effect on the Guarantees of any material' amendment to the obligations being guaranteed by the Guarantees.

    The foregoing opinions are limited to matters involving the law of the State of New York, the Delaware General Corporation Law and the federal law of the United States, and we do not express any opinion as to the law of any other jurisdiction. This letter is furnished to you by us as special counsel for the Company and the Delaware Guarantors and may not be relied upon by any other person and may not be relied upon for any purpose other than in connection with the transactions contemplated by the Purchase Agreement without our prior written consent.

                      Very truly yours,

6

SCHEDULE A

1.
Stock Purchase Agreement, dated as of July 20, 2000, by and among Steinway Musical Instruments, Inc. and BIM Holding AG with respect to all the capital stock of United Musical Instruments Holdings, Inc.

2.
Second Amended and Restated Credit Agreement, dated as of September 14, 2000, by and among The Selmer Company, Inc., Steinway, Inc., and United Musical Instruments USA, Inc., as borrowers; certain wholly owned subsidiaries of the borrowers (as may be amended from time to time), as guarantors; the several lenders from time to time parties thereto; and GMAC Commercial Credit LLC, as Administrative Agent

3.
First Amendment to Second Amended and Restated Credit Agreement, dated as of March 2, 2001, to the Existing Credit Agreement, by and among Steinway Musical Instruments, Inc., The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., as borrowers, certain wholly owned subsidiaries of the borrowers, as guarantors, the several lenders from time to time parties thereto, and GMAC Commercial Credit LLC, as Administrative Agent

4.
Second Amendment and Consent to Second Amended and Restated Credit Agreement, dated as of April  , 2001, to the Existing Credit Agreement, by and among Steinway Musical Instruments, Inc., The Selmer Company, Inc., Steinway, Inc., United Music Instruments USA, Inc., as borrowers, certain wholly owned subsidiaries of the borrowers, as guarantors, the several lenders from rime to time parties thereto, and GMAC Commercial Credit LLC, as Administrative Agent

5.
Environmental Indemnification and Non-Competition Agreement, dated as of August 9, 1993, between The Selmer Company, Inc. and Philips Electronics North American Corporation

6.
Master Note Purchase and Repurchase Agreement, dated August 31, 2000, by and between Textron Financial Corporation and The Selmer Company, Inc.

7.
Master Note Purchase and Repurchase Agreement, dated August 31, 2000, by and between Textron Financial Corporation and Emerson Musical Instruments, Inc.

8.
Indenture dated as of May 25, 1995, as amended by a Supplemental Indenture dated as of September 14,2000 and a Supplemental Indenture dated as of April   , 2001, by and among The Selmer Company, Selmer Industries, Inc., Steinway Musical Properties, Inc., Steinway, Inc., Boston Piano Company, Inc. and Firstar Bank, N.A., as successor trustee.

7

ANNEX B

April 19, 2001

UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

      Re:    Steinway Musical Instruments, Inc.—$150,000,000 Aggregate
                Principal Amount of 8 3/4% Series A Senior Notes Due 2011

    Ladies and Gentlemen:

    I, acting as General Counsel of Steinway Musical Instruments, Inc., a Delaware corporation (the "Company"), am delivering this opinion pursuant to Section 9(f) of the Purchase Agreement dated as of April 11, 2001 (the "Purchase Agreement") by and among the Company, as Issuer, UBS Warburg LLC (the "Initial Purchaser"), Boston Piano Company, Inc., a Massachusetts corporation ("Boston Piano"), The SMI Trust, a Massachusetts business trust ("SMI", and together with Boston Piano, the "Massachusetts Guarantors") and the Guarantors listed therein (the "Guarantors") in connection with the issue and sale by the Company to you of $150,000,000 aggregate principal amount of 8 3/4% Series A Senior Notes due 2011 (the "Series A Notes") of the Company. Capitalized terms used but not otherwise defined herein have the same meanings as set forth in the Purchase Agreement.

    For purposes of the opinions expressed below, I have examined (i) the charter and bylaws of the Company, minutes of meetings and unanimous consents of its board of directors and stockholders, (ii) the Offering Memorandum, (iii) the Purchase Agreement, the Registration Rights Agreement dated as of April 19, 2001 by and among SMI, the Initial Purchaser, the Company and the other Guarantors listed therein (the "Registration Rights Agreement) and the Indenture (collectively, the "Operative Documents"), (iv) the Guarantee with respect to the Series A Notes (the "Series A Guarantee"), (v) the Guarantee with respect to the 8 3/4% Series B Senior Notes due 2011 (the "Series B Guarantee") and (vi) such corporate records of the Company and the Massachusetts Guarantors, certificates of public officials and of officers of the Company and the Massachusetts Guarantors and such other documents as I have deemed necessary for the purpose of the opinions expressed below. In our examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the authentic original documents of all documents submitted to us as copies and, in the case of documents executed prior to the date of this opinion letter, the absence of any course of conduct that would alter the terms of any such documents as reviewed by the. When relevant facts were not independently established, I have relied upon written statements of governmental officials and upon representations made in or pursuant to the Purchase Agreement, Indenture and certificates of the Company and its officers.

    I have assumed (i) that each party to the documents referred to in this opinion letter (except, to the extent set forth below, as to the Company) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) that each such party (except, to the extent set forth below, as to the Company) has the power (corporate or other) to execute, deliver and perform such documents and to issue their respective obligations and to borrow or guarantee Rinds under such documents and (iii) that (except, to the extent set forth below, as to the Company) all such documents have been duly authorized by, have been (or, in the case of the Series B Notes, will be) duly executed and delivered by, and constitute the legal, valid, binding and enforceable obligation of, all such parties to such documents.

    Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth below, and having also considered such questions of law as I have deemed relevant for the purposes of the opinions expressed below, it is my opinion that:

       (i) Boston Piano is a corporation duly incorporated, validly existing and in good standing under the laws of Massachusetts. Boston Piano has the corporate power to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

      (ii) SMI is a business trust duly organized, validly existing and in good standing under the laws of Massachusetts. SMI has the trust power to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

      (iii) Boston Piano is duly qualified as a foreign corporation and in good standing in the states of California, Kentucky and New York.

      (iv) All of the outstanding shares of capital stock of the Massachusetts Guarantors have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned of record by one or more of the Company and the Guarantors.

      (v) The entities listed on Schedule B to the Purchase Agreement are the only subsidiaries, direct or indirect, of the Company. To the best of my knowledge, all of the outstanding shares of capital stock of each of the Company's subsidiaries other than the Massachusetts Guarantors have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company.

      (vi) Each of the Massachusetts Guarantors has duly authorized, executed and delivered each of the Operative Documents to which it is a party. Each of the Massachusetts Guarantors has duly authorized the Series A Notes, the Series B Notes and the Guarantees thereon.

     (vii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational documents and, to the best of my knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound that is identified in Schedule A hereto.

     (viii) The execution and delivery by each of the Massachusetts Guarantors, and the performance by each of the Massachusetts Guarantors of its respective obligations under, the Operative Documents to which it is a party, and the issuance and sale of the Notes (including the Guarantees), will not result in a breach or violation of, or constitute a default under (or event that with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the imposition of a Lien on any properties of the Massachusetts Guarantors or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Massachusetts Guarantors, (ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other similar agreement or instrument or any judgment, order or decree of any court or governmental agency or body to which either of the Massachusetts Guarantors is a party or by which it or its respective properties are bound that is identified in Schedule B hereto, or (iii) any statute or regulation of the United States or the State of Massachusetts applicable to the Massachusetts Guarantors.

      (ix) I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect, except as disclosed in the Offering Memorandum.

    The foregoing opinions are limited to matters involving the law of the State of Massachusetts and the federal law of the United States, and I do not express any opinion as to the law of any other jurisdiction. This letter is furnished to you by me as General Counsel of the Company and may not be relied upon by any other person and may not be relied upon for any other purpose other than in connection with the transactions contemplated by the Purchase Agreement without our prior written consent. Notwithstanding the foregoing, Milbank, Tweed, Hadley & McCloy LLP may rely on this

2

opinion letter in connection with the rendering of its opinion pursuant to Section 9(e) of the Purchase Agreement.

                      Very truly yours,

                      Dennis Hanson
                      General Counsel

3

SCHEDULE A

1.
Stock Purchase Agreement, dated as of July 20, 2000, by and among Steinway Musical Instruments, Inc. and BIM Holding AG with respect to all the capital stock of United Musical Instruments Holdings, Inc.

2.
Second Amended and Restated Credit Agreement, dated as of September 14, 2000, by and among The Selmer Company, Inc., Steinway, Inc., and United Musical Instruments USA, Inc., as borrowers; certain wholly owned subsidiaries of the borrowers (as may be amended from time to time), as guarantors; the several lenders from time to time parties thereto; and GMAC Commercial Credit LLC, as Administrative Agent

3.
First Amendment to Second Amended and Restated Credit Agreement, dated as of March 2, 2001, to the Existing Credit Agreement, by and among Steinway Musical Instruments, Inc., The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., as borrowers, certain wholly owned subsidiaries of the borrowers, as guarantors, the several lenders from time to time parties thereto, and GMAC Commercial Credit LLC, as Administrative Agent.

4.
Second Amendment and Consent to Second Amended and Restated Credit Agreement, dated as of April    , 2001, to the Existing Credit Agreement, by and among Steinway Musical Instruments, Inc., The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., as borrowers, certain wholly owned subsidiaries of the borrowers, as guarantors, the several lenders from time to time parties thereto, and GMAC Commercial Credit LLC, as Administrative Agent.

5.
Environmental Indemnification and Non-Competition Agreement, dated as of August 9, 1993, between The Selmer Company, Inc. and Philips Electronics North American Corporation

6.
Master Note Purchase and Repurchase Agreement, dated August 31, 2000, by and between Textron Financial Corporation and The Selmer Company, Inc.

7.
Master Note Purchase and Repurchase Agreement, dated August 31, 2000, by and between Textron Financial Corporation and Emerson Musical Instruments, Inc.

8.
Indenture dated as of May 25, 1995, as amended by a Supplemental Indenture dated as of September 14, 2000 and a Supplemental Indenture dated as of April   , 2001, by and among The Selmer Company, Selmer Industries, Inc., Steinway Musical Properties, Inc., Steinway, Inc., Boston Piano Company, Inc. and Firstar Bank, N.A., as successor trustee.

4

ANNEX C

April 19, 2001

UBS WARBURG LLC
299 Park Avenue
New York, NY 10171

      Re:    Steinway Musical Instruments, Inc.—$150,000,000 Aggregate
                Principal Amount of 8 3/4% Series A Senior Notes Due 2011

    Ladies and Gentlemen:

    We have acted as special counsel to The O.S. Kelly Company, an Ohio corporation (the "Company"), in connection with the Purchase Agreement, dated as of April    , 2001, by and among Steinway Musical Instruments, Inc., a Delaware corporation ("SMI"), UBS Warburg LLC (the "Initial Purchaser"), the Company and the other Guarantors listed therein (the "Purchase Agreement"). This opinion is being delivered to you pursuant to Section 9(h) of the Purchase Agreement. Capitalized terms used but not defined herein have the meaning ascribed to those terms in the Purchase Agreement.

    In connection with this opinion, we have examined only the following documents: (i) an unexecuted copy of the Purchase Agreement; (ii) an unexecuted copy of the Registration Rights Agreement, dated as of April 19, 2001, by and among SMI, the Initial Purchaser, the Company and the other Guarantors listed therein (the "Registration Rights Agreement"); (iii) an unexecuted copy of the Indenture, dated as of April 19, 2001, by and among SMI, the Company, the other Guarantors listed therein and Firstar Bank, N.A., as trustee (the "Indenture"); (iv) an unexecuted copy of the Guarantee from the Company and other Guarantors with respect to the 8 3/4% Series A Senior Notes due 2011 (collectively with the Purchase Agreement, the Registration Rights Agreement and the Indenture, the "Operative Documents"); (v) the documents listed on Exhibit A hereto; and (vi) the Officer's Certificate of even date herewith executed by an authorized officer of the Company, in the form attached hereto as Exhibit B (the "Officer's Certificate"). We have also reviewed such statutes, regulations, rulings and judicial decisions of the State of Ohio and of the United States of America as we consider necessary to render this opinion.

    We have, with your consent, relied upon the statements set forth in the Officer's Certificate and the statements and the representations and warranties as to matters of fact (other than facts constituting conclusions of law) contained in the Operative Documents and have assumed that such statements and representations and warranties are true and accurate in all respects. In all instances in which any opinion herein is qualified as "to our knowledge," we have, with your consent, relied as to matters of fact solely on the Officer's Certificate and on the absence of contrary knowledge by the attorneys of our firm who have given substantive attention to the transactions contemplated by the Purchase Agreement, and we have not made (nor do we acknowledge any duty to make) any independent or other investigation with respect thereto.

    We have assumed, with your approval, for the purpose of this opinion, without independent verification or investigation, that (i) the signatures by all patties on all documents examined by us are gamine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform to the originals, (iv) natural persons signing the documents examined by us at the time of such signing were fully competent and had full legal capacity to sign, deliver and perform their obligations under such documents, (v) each of the Operative Documents constitutes the legal, valid and binding obligation of each of the parties thereto and is enforceable against each such party in accordance with its terms, and (vi) the Operative Documents have been executed and delivered by the parties thereto in the forms that we have examined.

    With your consent, except as indicated on Exhibit A, we have neither examined nor requested an examination of the indices or records of any court or governmental or other agency, authority, instrumentality or entity, nor have we made inquiry of any person or entity. In addition, we have made no investigation of the financial condition of the Company.

    The opinions expressed herein are limited to the laws of the State of Ohio and the laws of the United States of America, and we express no opinion as to the laws of any other state or jurisdiction.

    Based upon the foregoing, and subject to the further qualifications hereinafter set forth, we are of the opinion that:

      1.  The Company is a corporation validly existing and in good standing under the laws of the State of Ohio.

      2.  The Company has the corporate power to own and lease its properties and to operate and conduct the business of manufacturing piano plates.

      3.  The Company has the corporate power and authority to execute and deliver, and to perform its obligations under, the Operative Documents.

      4.  The Company has taken all necessary corporate action to authorize the execution and delivery of the Operative Documents and the performance by the Company of its obligations thereunder.

      5.  The execution and delivery by the Company of the Operative Documents, and the performance by the Company of its obligations thereunder, do not contravene any existing federal or State of Ohio law or regulation of general applicability and do not violate (i) any provision of the Articles of Incorporation or Code of Regulations of the Company, (ii) any provision of any bond, debenture, note, indenture, mortgage, deed of trust or similar agreement or instrument to which the Company is a party or by which its properties are bound and which is listed on Exhibit A hereto, which agreements and instruments have been identified in the Officer's Certificate as all agreements and instruments entered into by the Company that are material to it (except that we express no opinion with respect to financial tests or similar provisions applicable to the Company thereunder), or (iii) to our knowledge, any order, writ, injunction, decree or demand of any court or governmental authority to which the Company is a parry or by which its properties are bound and which is listed on Appendix D to the Officer's Certificate.

    We express no opinion as to whether the Notes or the Guarantees require registration under the Securities Act of 1933, as amended, or registration or qualification under the securities laws of the State of Ohio.

    The opinions expressed herein are furnished to you solely for your benefit in connection with the transactions contemplated by the Purchase Agreement, and may not be used for any other purpose or relied upon by any other person or entity without our prior written consent; provided, however, that we consent to the reliance upon the opinions expressed herein by Milbank, Tweed, Hadley & McCloy LLP in connection with the rendering of its opinion pursuant to Section 9(e) of the Purchase Agreement. The opinions expressed in this letter are made only as of the date hereof and cannot be relied upon with respect to events which occur subsequent to the issuance of this letter. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. The opinions in this letter are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated. The opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agencies or any person without our prior written consent, except as may be required by applicable law or by order of any governmental authority.

                      Very truly yours,

2

EXHIBIT A

  (a)
  Articles of Incorporation, certified by the Secretary of State of the State of Ohio on April 10, 2001;

    2.  Good Standing Certificate from the Secretary of State of the State of Ohio, dated April 4, 2001;

    3.  Code of Regulations of the Company, as certified by the Secretary of the Company;

    4.  Resolutions of the Board of Directors of the Company adopted by unanimous written consent as of April  , 2001, as certified by the Secretary of the Company; and

    5.  Second Amended and Restated Credit Agreement, dated as of September 14, 2000, among The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., the guarantors signatory thereto, the lenders signatory thereto and GMAC Commercial Credit LLC, as administrative agent, together with the First Amendment to Second Amended and Restated Credit Agreement, dated as of March 2, 2001, among The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., the guarantors signatory thereto, the lenders signatory thereto and GMAC Commercial Credit LLC, as administrative agent, and the Second Amendment and Consent to Second Amended and Restated Credit Agreement, dated as of April  , 2001, to the Existing Credit Agreement, among The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., the guarantors signatory thereto, the lenders signatory thereto and GMAC Commercial Credit LLC, as administrative agent, all as certified by the Secretary of the Company.

EXHIBIT B

OFFICER'S CERTIFICATE
THE O.S. KELLY COMPANY

    This Officer's Certificate (this "Certificate") is delivered by the undersigned,            , Secretary of The O.S. Kelly Company, an Ohio corporation (the "Company"). This Certificate may be relied upon by Baker & Hostetler LLP for the accuracy and completeness of the facts set forth herein in connection with its rendering of a legal opinion to be delivered pursuant to the Purchase Agreement, dated as of April  , 2001, by and among Steinway Musical Instruments, Inc., a Delaware corporation, UBS Warburg LLC, the Company and the other Guarantors listed therein (the "Purchase Agreement"). The undersigned is familiar with the terms of the Purchase Agreement, and acknowledges that capitalized terms used and not defined herein have the meanings attributed to them in the Purchase Agreement.

    The undersigned hereby certifies to Baker & Hostetler LLP as follows:

  1.
  He/she is the duly elected and acting Secretary of the Company.

  2.
  The representations and warranties of the Company set forth in, the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Guarantee with respect to the   % Series A Senior Notes due 2011 (collectively, the "Operative Documents") are true and accurate in all respects.

  3.
  Attached hereto as Appendix A is a true and complete copy of the Code of Regulations of the Company as in effect at the date hereof.

  4.
  Attached hereto as Appendix B is a true and complete copy of certain resolutions of the Board of Directors of the Company adopted by unanimous written consent as of April   , 2001. Those resolutions have not been amended, revoked or rescinded and are in full force and effect as of the date of this Certificate.

  5.
  The execution and delivery by the Company of the Operative Documents, and the performance by the Company of its obligations thereunder, do not contravene any provision of any material bond, debenture, note, indenture, mortgage, deed of trust or similar agreement or instrument to which the Company is a party or by which its properties are bound, and all such agreements and instruments that are material are set forth on Appendix C.

  6.
  The execution and delivery by the Company of the Operative Documents, and the performance by the Company of its obligations thereunder, do not contravene any order, writ, injunction, decree or demand of any court or governmental authority to which the Company is a party or by which its properties are bound, and all such orders, writs, injunctions, decrees and demands that are material are set forth on Appendix D hereto.

    IN WITNESS WHEREOF, the undersigned has hereto set his hand as of April  , 2001.

                                              , Secretary

APPENDIX A

Code of Regulations

APPENDIX B

Resolutions

APPENDIX C

Agreements and Instruments

    Second Amended and Restated Credit Agreement, dated as of September 14, 2000, among The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., the guarantors signatory thereto, the lenders signatory thereto and GMAC Commercial Credit LLC, as administrative agent, as certified by the Secretary of the Company, among The Selmer Company, Inc., Steinway, Inc., United Musical Instruments, together with the First Amendment to Second Amended and Restated Credit Agreement, dated as of March 2, 2001, among The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., the guarantors signatory thereto, the lenders signatory thereto and GMAC Commercial Credit LLC, as administrative agent, and the Second Amendment and Consent to Second Amended and Restated Credit Agreement, dated as of April  , 2001, to the Existing Credit Agreement, among The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., the guarantors signatory thereto, the lenders signatory thereto and GMAC Commercial Credit LLC, as administrative agent.

APPENDIX D

Orders, Writs, Injunctions, Decrees and Demands

1.
None.

ANNEX D

DRAFT

April    , 2001

UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

      Re:    Steinway Musical Instruments, Inc.—$150,000,000 Aggregate Principal
                Amount of [  ]% Series A Senior Notes Due 2011

Ladies and Gentlemen:

    We have acted as special counsel to United Musical Instruments USA, Inc., an Indiana corporation (the "Company"), in connection with the issue and sale by Steinway Musical Instruments, Inc., a Delaware corporation ("SMI"), to you of $150,000,000 aggregate principal amount of  % Series A Senior Notes due 2011 (the "Series A Notes") of SMI, pursuant to the Purchase Agreement dated as of April    , 2001 (the "Purchase Agreement") by and among SMI, as Issuer, UBS Warburg LLC (the "Initial Purchaser"), the Company and the other Guarantors listed therein (the "Guarantors"). The Series A Notes are to be issued under an indenture dated as of April    , 2001 (the "Indenture") by and among SMI, the Company, each of the other Guarantors and Firstar Bank, N.A., as Trustee.

    This letter is being delivered pursuant to Section 9(e) of the Purchase Agreement. Capitalized terms used but not otherwise defined herein have the same meanings as set forth in the Purchase Agreement.

    For purposes of the opinions expressed below, we have examined (i) the Articles of Incorporation and Bylaws of the Company and a Written Consent of the Sole Director of the Company, (ii)an Offering Memorandum dated as of April ,2001 relating to the issue and sale of the Series A Notes (the "Offering Memorandum"), (iii) the Purchase Agreement, the Registration Rights Agreement dated as of April  , 2001 by and among SMI, the Initial Purchaser, the Company and the other Guarantors listed therein (the "Registration Rights Agreement") and the Indenture (collectively, the "Operative Documents"), (iv) the Guarantee executed by the Company with respect to the Series A Notes (the "Series A Guarantee"), (v) the Guarantee executed by the Company with respect to the  % Series B Senior Notes due 2011 (the "Series B Guarantee")(the Series A Guarantee and the Series B Guarantee being hereinafter collectively referred to as the "Guarantees"), (vi) a certain certificate of            , the [Secretary] of the Company (the "Officer's Certificate"), and (vii) certificates of public officials. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the authentic original documents of all documents submitted to us as copies and, in the case of documents executed prior to the date of this opinion letter, the absence of any course of conduct that would alter the terms of any such documents as reviewed by us. We have conducted no independent factual investigation of our own, but have relied solely upon the foregoing documents, the Officer's Certificate, and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

    We have assumed (i) that each party to the documents referred to in this opinion letter (except, to the extent set forth below, as to the Company) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation, (ii)that each such party (except, to the extent set forth below, as to the Company) has the power (corporate or other) to execute, deliver and perform such documents and to issue their respective obligations and to borrow or guarantee funds under such documents and (iii) that (except, to the extent set forth below, as to the Company) all such documents have been duly authorized by, have been (or, in the case of the Series B Notes, will be) duly executed and delivered by, and constitute the legal, valid, binding and enforceable obligation of, all such parties to such documents.

    Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth below, it is our opinion that:

       (i) The Company is a corporation validly existing under the laws of the State of Indiana. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

      (ii) Based solely upon a Certificate of Good Standing issued by the Secretary of State of the State of Ohio, dated April 6, 2001, and a Certificate of Good Standing issued by the Secretary of the Corporation Commission of the State of Arizona, dated April 6, 2001, the Company is duly qualified as a foreign corporation and in good standing in the States of Ohio and Arizona.

      (iii) The execution, delivery and performance of each of the Operative Documents to which the Company is a party, and each of the Guarantees, have been duly authorized by all necessary corporate action of the Company, and each of the Operative Documents has been duly executed and delivered by the Company.

      (iv) The execution and delivery by the Company of, and the performance by the Company of its respective obligations under, the Operative Documents to which it is a party, and the execution and delivery of the Guarantees in connection with the issuance and sale of the Notes, will not result in a breach or violation of, or constitute a default under (or event that with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the imposition of a Lien on any properties of the Company or an acceleration of indebtedness pursuant to (i) the Articles of Incorporation or Bylaws of the Company, (ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other similar written agreement or instrument which has, in the Officer's Certificate, been represented to us as constituting a material agreement to which the Company is a party or by which it or its respective properties are bound and which is listed on Schedule A hereto, subject to satisfaction of the conditions set forth in the Second Amendment and Consent described in Schedule A, (iii) any judgments, orders or decrees of any court or governmental agency or body, now in effect, that name the Company, are specifically directed to the Company or its property, and have, in the Officer's Certificate, been represented to us as constituting all of the material judgments, orders and decrees binding on the Company, or (iv) any statute or regulation of the United States or the State of Indiana, currently in effect, which is applicable to the Company.

    Our opinions set forth above are subject to the following additional exceptions, limitations and qualifications:

      a.  We express no opinion as to the validity or enforceability of any provisions of the Operative Documents or the Guarantees.

      b.  We express no opinion concerning: (i) any taxation, banking, securities or "blue sky" laws, rules or regulations; (ii) ERISA laws, rules or regulations; (iii) any zoning, subdivision, building, environmental, wetlands, or other laws, ordinances or regulations respecting the construction, condition or physical character, nature, use, occupancy or operation of any property described in the Operative Documents; or (iv) any fraudulent transfer or fraudulent conveyance laws.

    The foregoing opinions are limited to matters involving the law of the State of Indiana and the federal law of the United States, and we do not express any opinion as to the law of any other jurisdiction.

    Our opinions set forth herein are limited to the date hereof, and we do not in any event undertake to advise you of any facts, circumstances or changes in law occurring subsequent to the date hereof. This letter is furnished to you by us as special counsel for the Company and may not be relied upon by any other person and may not be relied upon for any other purpose other than in connection with the

2

transactions contemplated by the Purchase Agreement without our prior written consent. Notwithstanding the foregoing, Milbank, Tweed, Hadley & McCloy LLP may rely on this opinion letter in connection with the rendering of its opinion pursuant to Section 9(e) of the Purchase Agreement.

                      Very truly yours,

3

SCHEDULE A

1.
Second Amended and Restated Credit Agreement, dated as of September 14, 2000, by and among The Selmer Company, Inc., Steinway, Inc., and United Musical Instruments USA, Inc., as borrowers; certain wholly owned subsidiaries of the borrowers (as may be amended from time to time), as guarantors; the several lenders from time to time parties thereto; and GMAC Commercial Credit LLC, as Administrative Agent (the "Existing Credit Agreement").

2.
First Amendment to Second Amended and Restated Credit Agreement, dated as of March 2, 2001, to the Existing Credit Agreement, by and among Steinway Musical Instruments, Inc., The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., as borrowers, certain wholly owned subsidiaries of the borrowers, as guarantors, the several lenders from time to time parties thereto, and GMAC Commercial Credit LLC, as Administrative Agent.

3.
Second Amendment and Consent to Second Amended and Restated Credit Agreement, dated as of April  , 2001, to the Existing Credit Agreement, by and among Steinway Musical Instruments, Inc., The Selmer Company, Inc., Steinway, Inc., United Musical Instruments USA, Inc., as borrowers, certain wholly owned subsidiaries of the borrowers, as guarantors, the several lenders from time to time parties thereto, and GMAC Commercial Credit LLC, as Administrative Agent (the "Second Amendment and Consent").

ANNEX E

April 19, 2001

UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

      Re:    Steinway Musical Instruments, Inc.—$150,000,000
                Aggregate Principal Amount of 8 3/4%
                Series A Senior Notes Due 2011

Gentlemen:

We are patent and trademark counsel to Steinway Musical Instruments, Inc In this capacity, we were asked to review a relevant portion of the Offering Memorandum dated            , 2001. Based upon inspection of patent and trademark files of Steinway Musical Instruments, Inc. in our possession and official records posted by the U.S. Patents and Trademark Office, we confirm that the description under the caption "Business—Patent and Trademarks" in the Offering Memorandum is accurate in all material respects.

Very truly yours,

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SCHEDULE A Guarantors
SCHEDULE B Subsidiaries
EXHIBIT A Form of Registration Rights Agreement
EXHIBIT A NOTICE OF FILING OF A/B EXCHANGE OFFER REGISTRATION STATEMENT
  ANNEX A
SCHEDULE A
  ANNEX B
SCHEDULE A
  ANNEX C
EXHIBIT A
EXHIBIT B
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D
  ANNEX D
  DRAFT
SCHEDULE A
  ANNEX E